EXHIBIT 3(xiv)

                           MINUTES OF SPECIAL MEETING
                                       OF

                                  STOCKHOLDERS

                                       OF
                        AMERICAN TELEMEDIA NETWORK, INC.


A special meeting of the stockholders of American Telemedia Network, Inc. (the "Company"), was held at 10:00 a.m., December 21, 1989, at its corporate office in Provo, Utah.

Earl K. Cook. President and Chief Executive Officer presided and called the meeting to order and R. Thomas Bailey acted as Secretary for the meeting.

Mr. Bailey reported that he had an accurate list of the stockholders of record of the Company at the close of business on October 26, 1989, the record date for this special meeting of stockholders and a Certificate of Mailing of the notice of meeting had been filed in the records of the Company. He also reported that a quorum was present at the meeting.

Mr. Cook reported that Wilma Meador had been appointed to act as the Inspector of Elections for the meeting and had been sworn to carry out her duties.

The first item of business was a motion made by R. Thomas Bailey, and seconded by Bob Rogers. as follows:

1. RESOLVED, that the Company's Certificate of Incorporation be and hereby is amended to change the Company's name to ATNN, Inc.

    RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized and directed to prepare, execute and deliver and file all documents which they deem necessary, appropriate or required to carry out the intent of this resolution,



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The second motion was made by Mr. I Kraig Higginson and seconded by Bob Rogers, as follows:

2. RESOLVED, that the Company's 1987 Incentive Plan (the "Incentive Plan") be and hereby is amended to (i) increase the number of shares of the Company's no par value common stock reserved thereunder by 250,000 shares; (ii) expand the group of persons eligible to receive awards under the Incentive Plan to include members of the Company's Board of Directors who are not also employees of the Company; and (iii) provide that the committee appointed by the Company's Board of Directors to administer the Incentive Plan shall be eligible for awards thereunder.

    RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized and directed to prepare, execute and deliver and file all documents which they deem necessary, appropriate or required to carry out the intent of this resolution.

Mr. Cook called for other business or motions to come before the meeting, and there being no further business, the business meeting was adjourned. Mr. Cook then showed a video on the Company's latest acquisition, Meadow Valley Contractor's, Inc. and a question and answer session followed.

Mr. Cook then asked the Secretary for a vote tally on the motions and the Secretary reported as follows:

                    FOR             AGAINST           ABSTAIN
                    ---             -------           -------

Motion 1         4,268,782           13,649            1,500

Motion 2         4,226,092           49,239            8,600


There being no further business to come before the meeting, the Chairman declared the meeting adjourned.

                                        /s/ R Thomas Bailey
                                        ----------------------------------------
                                        R THOMAS BAILEY, SECRETARY

                              ACQUISITION AGREEMENT
                              ---------------------

AGREEMENT dated July 10, 1997 (the "Agreement"), by between and among ATNN. INC., a company incorporated under the laws of the State of Delaware
(hereinafter referred to as "ATNN"), the persons listed on Exhibit .... Attached hereto and made a part hereof, being all of the shareholders and executive officers of ATNN (hereinafter referred to as "MANAGEMENT"); EUROTELECOM, INC., a company incorporated under the laws of the state of Delaware (hereinafter referred to as "ETI"); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

WHEREAS the SELLERS own a total of 6,900,000 shares of common stock, $.001 par value, of ETI, said shares being 100% of the issued and outstanding common stock of ETI; and

WHEREAS, the SELLERS desire to sell and ATNN desires to purchase one hundred (100%) per cent of such shares;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree a follows:

1. PURCHASE AND SALE. The SELLERS hereby agree to sell, transfer, assign and convey to ATNN and ATNN hereby agrees to purchase and acquire from the SELLERS, a total of 6,900,000 shares of Common Stock of ETI, which equals one hundred per cent (100%) per cent of all of ETI's currently issued and outstanding common stock (the "ETI Common Shares"), in a tax-free stock-for stock acquisition.

2. PURCHASE PRICE. The aggregate purchase price to be paid by ATNN for the ETI Common Shares shall be 5,865,000 post-reverse split shares of ATNN no par value voting common stock, (The "ATNN Common Shares"). The ATNN Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-1" attached hereto.

3. WARRANTIES, REPRESENTATIONS AND COVENANTS OF ETI AND ETI PRINCIPALS. In order to induce ATNN to enter into this Agreement and to complete the transaction contemplated hereby, ETI and its principal executive officers (hereinafter referred to as the "ETI PRINCIPALS"), jointly and severally warrant and represent to ATNN that:

(a) ORGANIZATION AND STANDING. ETI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdiction, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of ETI's Certificate of Incorporation, amendments thereto and all current By-laws of ETI. No changes thereto will be made in any of the Exhibit "B" documents before the Closing. ETI has no subsidiaries or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

(b) CAPITALIZATION. As of the closing Date, ETI's entire authorized equity capital consists of 25,000,000 shares of Common Stock $.001 par value, of which 6,900,000 shares of Common Stock will be outstanding as of the closing. As of the closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls options, rights, commitments or agreements by which ETI or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except as set forth in Exhibit "ETI-S", attached hereto. The 6,900,000 issued and outstanding ETI Common Shares to be transferred by the SELLERS constitutes one hundred (100%) per cent of the currently issued and outstanding shares of Common Stock of ETI, which includes, inter alia that same percentage of ETI's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any. After becoming management of ATNN, ETI's management will not further reverse split ATNN's common stock for at least 12 months.

(c) OWNERSHIP OF ETI SHARES. Each SELLER warrants and represents, severally that as of the date hereof, such SELLER is the sole owner of the ETI Common Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the ETI Common Shares so listed have not been registered under the Securities Action of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the ETI Common Shares to ATNN pursuant to this Agreement, ATNN will thereby acquire 100% of the outstanding capital stock of ETI, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the ETI Common Shares will not have been registered under the '33 Act, or an applicable State securities laws.

(d) TAXES. ETI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental, agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on ETI. ETI's income tax returns have never been audited by any authority empowered to do so.

(e) PENDING ACTIONS. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting ETI, or against the ETI PRINCIPALS that arise out of their operation of ETI, except as described in Exhibit "C" attached hereto. ETI is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the '33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state or nation.

(f) GOVERNMENTAL REGULATION. ETI holds the licenses and regulations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit ETI to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeapordize the validity or continuation of any of them.

(g) OWNERSHIP OF ASSETS. Except as set forth in Exhibit "E" attached hereto, ETI has good, marketable title, without any items or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights ad interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by ETI as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has ETI disposed of any such asset since the date of the most recent balance sheet described in Section 3(c) of this Agreement.

(h) NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS. Neither the ETI PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of ETI/

(i) NO DEBT OWED BY ETI TO ETI PRINCIPALS. Except as set forth in Exhibit "F" attached hereto, ETI does not owe any money, securities or property to either the ETI PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that ETI may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

(j) CORPORATE RECORDS. All of ETI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificates books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

(k) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to ATNN in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(l) VALIDITY OF THIS AGREEMENT. All corporate and other proceedings required to be taken by the SELLERS and by ETI in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by ETI and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, ETI's Certificate of Incorporation or BY-laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which ETI or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree, or any court, regulatory agency or other governmental body; and the business now conducted by ETI can continue to be conducted after completion of the transaction contemplated hereby, with ETI as a wholly-owned subsidiary of ATNN.

(m) CONSENTS AND APPROVALS; COMPLIANCE WITH LAWS. Neither ETI nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of ETI has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

(n) ACCESS TO BOOKS AND RECORDS. ATNN will have full and free access to ETI's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

(o) ETI FINANCIAL STATEMENTS. Before the Closing, ETI's audited financial statements as of and for the period from inception to December 31, 1996, and ETI's unaudited financial statements as of and for the three months ended March 31, 1997, will be provided to ATNN and will be annexed hereto as Exhibit "G", the ETI financial statements will accurately describe ETI's financial positions as of the dates thereof. The ETI financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulations S-X, S-B, and/or the rules promulgated under the '33 Act and the '34 Act) and for the period from inception to December 31 1996 audited by independent certified public accountants with SEC experience.

(p) ETI's CORPORATE SUMMARY. ETI's Business Plan, dated June, 1997 (attached hereto as Exhibit "L") accurately describes ETI's business, assets, proposed operations and management as of the date thereof, since the date of the Corporate Plan, there has been no material adverse change in the Business Plan and no material adverse change in ETI; provided that no warranties or representations are made as to any financial projections.

4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF ATNN AND MANAGEMENT OF ATNN ("MANAGEMENT"). In order to induce the SELLERS and ETI to enter into this Agreement and to complete the transaction contemplated hereby, ATNN and MANAGEMENT jointly and severally warrant, represent and covenant to ETI and SELLERS that:

(a) ORGANIZATION AND STANDING. ATNN by the closing will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. ATNN has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

(b) CAPITALIZATION. ATNN's entire authorized equity capital consists of 20,000,000 shares of voting common stock, par value $0.01, and 10,000,000 shares of preferred stock, $.01 par value. As of the Closing, after giving effect to (i) the proposed one-for-117,05941 reverse split of ATNN's 11,705,941 currently outstanding shares into 100,000 shares; and (ii) the issuance of 5,865,000 post-reverse split shares to the SELLERS as described in Section 2 herein; (iii) the cancellation of 23,077 post reverse split shares issued to one entity; and (iv) the issuance of 958,077 post-reverse split shares to the consultants described in Section 12 hereof, ATNN will have authorized 20,000,000 hares of Common Stock, par value $0.01 and 10,000,000 shares of preferred stock, $.01 par value; and will have issued and outstanding 6,900,000 shares of voting common stock, par value(pound)0.01 and no shares of preferred stock issued. Upon issuance, all of the ATNN Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of ATNN's equity securities are set forth on the Certificate of Incorporation, as amended and ATNN's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorised or issued, nor any authorized or issued securities convertible into voting stock, an no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which ATNN is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of ATNN provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of ATNN. Cumulative voting is not provided for by the By-laws or Certificate of Incorporation of ATNN. Accordingly, as of the Closing the 5,865,000 shares being issued to an acquired by the SELLERS will constitute 85% of the 6,900,000 shares of ATNN which will then be issued and outstanding (including all consulting fees), which includes, inter alia, that same percentage of ATNN's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

(c) OWNERSHIP OF SHARES. By ATNN's issuance of the ATNN Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free an clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such ATNN shares will not have been registered under the '33 Act, or any applicable state securities laws.

(d) SIGNIFICANT AGREEMENTS. ATNN is not and will not at Closing be bound by any of the following:

     i. Employment, advisory, or consulting contract (except as described in Section 12 herein);

     ii.  Plan providing for employee benefits of any nature;

     iii. Lease with respect to any property or equipment;

     iv.  Contract or commitment for any current expenditure;

     v. Contract or commitment pursuant to which it has been assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other such person, firm or organization.;

     vi. Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not set forth in this Agreement or an Exhibit hereto;

     vii. Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

(e) TAXES ATNN has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and had paid all taxes as shown on such returns. All of such returns are true and complete. ATNN's income tax returns have never been audited by any authority empowered to do so.

(f) ABSENCE OF LIABILITIES. To the best of management's knowledge as of the Closing Date ATNN will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which ATNN agrees to be responsible and to pay in full at or before the Closing.

(g) NO PENDING ACTIONS. To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting ATNN, or against any of the ATNN MANAGEMENT and arising out of their operation of ATNN. ATNN has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, to the '33 Act, the '34 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. ATNN is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. ATNN is not required to file reports pursuant to either Section 13 or Section 15(d) of the '34 Act.

(h) CORPORATE RECORDS. All of ATNN's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up to date, complete and reflect accurately and fairly the conduct of its business in all respect since its date of incorporation; all of said books and records will be made available for inspection by ETI's authorized representatives prior to the closing as provided by Section 4(1) herein, and will be delivered to ATNN's new management at the closing.

(i) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to ETI in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(j) VALIDITY OF THIS AGREEMENT. All corporate and other proceedings required to be taken by ATNN in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by ATNN, and constitutes a valid and binding obligation of ATNN enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, ATNN's Certificate of Incorporation or By-laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which ATNN is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

(k) CONSENTS AND APPROVALS; COMPLIANCE WITH LAWS. Except for the notices to be filed as described in Section 7(a)(v) herein, neither ATNN nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this agreement. The business of ATNN has been operated in compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public heath and safety, and labor and employment.

(l) ACCESS TO BOOKS AND RECORDS. ETI and SELLERS will have full and free access to ATNN's books and records during the course of this transaction prior to and at the Closing, on reasonable notice.

(m) ATNN FINANCIAL STATEMENTS. At or before the closing, ATNN and MANAGEMENT will provide ETI with ATNN's audited financial statements for the fiscal year ended December 31 1996, which will be audited in accordance with GAAP by independent certified public accountants with SEC experience, and which comply with applicable Federal securities laws and regulations including Regulation S-X, together with unaudited financial statements for the quarter ended March 31 1997. There will have been no material change in the business, assets or condition (financial or otherwise) of ATNN since the date of such financial statements to the closing.

(n) ATNN FINANCIAL CONDITION. As of the Closing, ATNN will have no assets or liabilities.

(o) DIRECTORS' AND SHAREHOLDERS' APPROVAL. As of the closing ATNN's Board of Directors and Shareholders, by meeting or consent, shall have properly authorized the matters described in section 7(a)(vi) herein.

(p) THE ATNN SHARES. All of the ATNN Common Shares issued to SELLERS shall be validly issued, fully-paid non assessable shares of ATNN Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in ATNN's Certificate of Incorporation.

(q) TRADING OF ATNN STOCK. ATNN's common stock is now and as of the Closing will be traded on the OTC Bulletin Board (Symbol: ATNN); no further action must be taken before the Closing for continued trading on the Bulletin Board except for the filing of the notice described in Section 7(a)(iv)

5. TERM: INDEMNIFICATION. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and ETI MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend and hold harmless ATNN, ETI and the SELLERS from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warrant, covenant, or agreement made by ETI MANAGEMENT or management in this Agreement.

6. RESTRICTED SHARES: LEGEND All of the ATNN Common Shares issued to SELLERS hereunder will be "restricted securities" as defined in Rule 144 under the '33 Act; and each stock certificate issued to SELLERS hereunder will bear the usual restrictive legend to such effect. Appropriate Stop Transfer instructions will be given to ATNN's stock transfer agent.

7. CONDITIONS PRECEDENT TO CLOSING. (a) The obligations of ETI and the SELLERS under this Agreement shall be and are subject to fulfilment, prior to or at the closing, of each of the following conditions:

     i. That ATNN's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;

     ii. That ATNN and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

     iii. That ATNN's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by ATNN's directors and shareholders, respectively;

     iv. That ATNN shall have filed the notice of the reverse split required by Rule 10b-17 under that Act, and shall have sent notice to its stockholders of the transactions contemplated herein; and

     v. That ATNN shall have filed the Form D contemplated by Section 12 herein and shall have provided ETI and the CONSULTANTS (as defined in Section 12 herein) with a legal opinion that the shares issued to CONSULTANTS by virtue of the filing of Form D, are freely tradeable without having been registered under the '33 Act; and

     vi. That ATNN's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of ATNN's outstanding Common Stock without changing either the authorized shares or the par value; approved of the change of ATNN's corporate name to a name selected by ETI; approved by the resignation of all of ATNN's current directors and the election of up to three designees of ETI to serve as directors in place of ATNN's current directors; and will have approved such other changes as are consistent with this Agreement and approved by ETI and ATNN; and

          (b) The obligations of ATNN and MANAGEMENT UNDER THIS Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

          i. That ETI's and SELLERS' representations and warranties contained herein shall be true and correct at the time of closing as if such representations and warranties were made at such time and ETI PRINCIPALS shall deliver an executed certification confirming the foregoing;

          ii. That ETI and ETI PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and

          iii. That ETI's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J".

8. TERMINATION This agreement may be terminated at any time before or at closing by;

(a)  The mutual agreement of the parties;

(b)  Any part if;

     i. Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished on or before July 31 1997.

     ii. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

9. EXHIBITS All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

10. MISCELLANEOUS PROVISIONS This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

11. CLOSING. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the office of John B Lowy, P.C. attorneys for Olympic Capital Group, Inc., at 1.00 p.m. on the first business day after the latter of the approval of SELLERS owning at least 80% of ETI's Common Stock of the shareholders of ATNN approving this Agreement and the matters referred to in Section 7(a)(vi) herein, or such other date as the parties hereto shall mutually agree upon. At the Closing, all the documents and items referred to herein shall be exchanged.

12. FEES AND COMMISSIONS. (a) Except as described in this Section 12, no broker, finder, or other person or entity is entitled to any fee or commission from ATNN or ETI for services rendered on behalf of ATNN or ETI in connection with the transactions contemplated by this Agreement. As compensation for it services in initiating this transaction and ongoing consulting services to ATNN and ETI, ATNN agrees to issue to the individuals listed in Schedule 504 attached hereto, which includes Wing Capital Ltd ("WCL") and designees, Olympic Capital Group, Inc. ("OCG") and its designees and Type Investment Holdings Limited, and its designees ("Type") (collectively, the "CONSULTANTS"), including their designees, a total of 958,077 post-reverse split shares, as follows: to WCL and designees - 517,500 shares; to OCG and designees - 161,000 shares; to Type and designees - 161,000 shares; to Basic Capital Corp. - 34,500 shares; and 84,077 to Targetmall.com LLC and designees. All of these 958,077 shares shall be issued at Closing under SEC Rule 504 pursuant to the Consulting Agreements attached hereto as Exhibit 504. (b) At the Closing, ATNN's attorney will provide a legal opinion that upon the filing of an appropriate Form D, the shares being issued to CONSULTANTS may be issued with no restrictions on transfer under the '33 Act.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

14. COUNTERPARTS. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each part hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                        ATTN, INC.
                                   By:
                                        -------------------------------------

                                        -------------------------------------

                                   MANAGEMENT:

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                                        EUROTELECOM, INC.
                                   By:
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